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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                             DATED DECEMBER 18, 1992


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                            ARTICLES OF INCORPORATION
                                       OF
                              THE FLINTLOCK COMPANY

KNOW BY ALL THESE PRESENT:

         That we, the undersigned, Incorporator being all natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Nevada do hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Articles of Incorporation:

                                    ARTICLE I

                                      NAME

                  The name of the Corporation shall be:


                              THE FLINTLOCK COMPANY

                                   ARTICLE II

         That the registered office of this corporation and resident agent are both located at 6425 Meadow Country Dr., Reno, Nevada 89509; but the corporation may maintain an office in such towns, cities, and places within and without the State of Nevada as the Board of Directors may from time to time determine, or as may be designated by the By-Laws of the said corporation. The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada, unless dissolved according to law. The resident agent of the corporation will be: Lewis
M. Eslick, 321 6425 Meadow County Dr., Reno, Nevada 89509.

                                   ARTICLE III

PURPOSES AND POWERS

     1.   Purposes:

          Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Corporation Code.

     2.   General Powers:

          Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant t the Nevada Corporation Code.

     3.   Issuance of Shares:

          The Board of Directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Nevada. Such stock may be issued from time to time without action by the


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          stockholders, for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued shall be deemed fully paid stock, and the holder of such shares shall not be liable for any further payment thereon.

                                   ARTICLE IV

CAPITAL STOCK
         The total authorized capital stock of the Corporation shall be divided into Six Million (6,000,000) shares, of which a portion shall be common stock and a portion shall be preferred stock, all as described below:

     1.   Common Stock:
               The aggregate number of voting common shares which this Corporation shall have the authority to issue if Five Million (5,000,000) each with one-hundredth of a cent ($0.001) par value, which shares shall be designated "Common Stock." The Common Stock shall have no special powers, preferences or rights, or qualifications, limitations or restrictions. The rights of holders of shares of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the shares of Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of shares of Preferred Stock.

     2.   Preferred Stock:
               The aggregate number of preferred shares which this Corporation shall have the authority to issue is One Million (1,000,000) shares, each with one-hundredth of a cent ($0.001) par value, which shares shall be designated "Preferred Stock."

               A. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors of the Corporation (the "Board of Directors") may determine. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not more than allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof. The resolution or resolutions providing for the issue of Preferred Stock from time to time adopted by the Board of Directors shall be filed with the Secretary of State of the State of Nevada as required by Law.

               B. Each series of Preferred Stock:

               (i) may have such number of shares;

               (ii) may have such voting powers, full or limited or may be without voting powers;

               (iii) may be subject to redemption at such time or times and at such prices;


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               (iv) may be entitled to receive dividends (which may be
               cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

               (v) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

               (vi) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates or exchange, and with such adjustments;

               (vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

               (viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

               (ix) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

               C. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part of may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as a part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

               D. If the Corporation declares or pays a dividend upon any class of Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied), except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation will pay to the holders of Preferred Stock convertible into shares of such class of Common Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the Common Stock had the Preferred Stock been converted immediately prior to the date on which a record is taken,

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          or, if no such record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

               E. If at any time the corporation grants, issues or sells any Option, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Preferred Stock convertible into shares of such class of Common Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock he could have acquired upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          3.   Dividends:

               Subject to the rights of the holders of Preferred Stock, if any, dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

          4.   Distribution in Liquidation:

               Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligation and amounts payable in liquidation, dissolution or winding up and subject to the rights of the holders of Preferred Stock, if any, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

          5.   Voting Rights and Denial of Cumulative Voting:

               Each outstanding share of Common Stock shall be entitled to one vote, and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders, except that in the election of directors shareholders shall have the right to vote their Common Stock for as many persons as there are directors being elected with a vote of the Common Stock. Cumulative voting shall not be allowed in the election of directors of the Corporation. One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. With respect to any action to be taken by shareholders of this Corporation, when the laws of Nevada require the note or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.


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          6.   Denial of Preemptive Rights:

               No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any pre-emptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

          7.   Transfer Restrictions:

               The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the Corporation to exercise the Corporation's right to so impose such restrictions.

                                    ARTICLE V

GOVERNING BOARD OF DIRECTORS

         The number of directors shall be fixed from time to time by or in the manner provided in the Bylaws. So long as the number of directors shall be less than three, no shares of the Corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. So long as the number of directors shall be less than three, this provision also shall constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors. The name and address of the person who shall serve as director until the next scheduled annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

         NAME                              ADDRESS
         Lewis M. Eslick                   6425 meadow Country Dr.
                                           Reno, Nevada  89509

          1.   Transactions with Interested Directors:

                    No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorized, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

                    (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                    (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

                    (c) The contract or transaction is fair and reasonable to the Corporation.


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          2.   Common or interested directors may be counted determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE VI

     The capital stock of this corporation shall not be subject to assessment to pay debts of the corporation, and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed. The Articles of Incorporation shall not be amended in this particular.

                                   ARTICLE VII

     The period of existence of this corporation shall be perpetual, subject only to termination by action of its stockholders or by the effect of law. During the time of the existence of this corporation the following shall be the doctrine for corporate opportunities:

          1. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

                                  ARTICLE VIII

     No shareholder may sell, assign, or otherwise transfer his shares and certificate or certificates of stock, or any part thereof, except to a spouse or direct family member, or by gift to other shareholders or their spouses, unless it is first offered to the corporation or the other shareholders upon the following terms and conditions:

     1. For a period of thirty-one (31) days after notice, the corporation shall have the option to purchase all or any part of the shares to be sold, assigned or otherwise transferred, at the price and upon the terms offered by the selling stockholder.

     2. To the extent the corporation does not exercise its option as herein provided, the other shareholders shall have an option for an additional period of thirty-one (31) days to purchase all or any part of the shares to be sold, assigned or otherwise transferred at the offering price thereof, each shareholder in the same proportion that the number of shares

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          he owns bears to the total number of shares of stock of the same class then issued and outstanding, excluding the shares offered to be sold.

     3. If neither the corporation nor shareholders shall exercise their option to purchase the stock available under the terms of this Article, those shares may be sold by the holder thereof to anyone at the price not less than that upon which they were offered to the corporation or other shareholders. If any of the said shares are offered for sale to others for a price lower than offered to the corporation or other shareholders, the corporation and other shareholders shall again have the options to purchase all or any part thereof at the lower offering price before said shares, or any part thereof, may be sold to the public at said lower offering price.

                                   ARTICLE IX

         The directors shall have the power to make and alter the By-Laws of the corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

                                    ARTICLE X

         All transactions and acts by the Board of Directors shall be accomplished by a majority of the Board of Directors in the management of the business and affairs of the corporation, and the Board of Directors shall have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

                                   ARTICLE XI

INDEMNIFICATION

         The officers and directors of this corporation shall not be liable to the shareholders or any creditors of the corporation for any alleged breach of fiduciary duty as such officer and director unless it be established that the director or officer has committed acts or is personally responsible for omissions which involve intentional misconduct, fraud or knowing violation of the law, or the payment of dividends in violation of N.R.S.
78.300.

         Further, the corporation does indemnify to the full extent authorized or permitted by the Nevada Corporation Code any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, employee, fiduciary, or agent of the Corporation or serves or served any other enterprise at the request of the Corporation.

                                   ARTICLE XII

AMENDMENTS

     The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Nevada Corporation Code. Any proposed amendment shall be adopted upon receiving the affirmative vote of holders of a majority of the shares entitled to vote thereon, unless the holders of Preferred Stock are entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares of Preferred Stock then outstanding and a majority of the shares of the Common Stock then outstanding.


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1.   The holders of the outstanding shares of Preferred Stock shall be entitled to vote as a class upon a proposed amendment, if the amendment would;

     (a) Increase or decrease the aggregate number of authorized shares of Preferred Stock;

     (b)  Increase or decrease the par value of the shares of Preferred Stock;

     (c) Effect an exchange, reclassification, or cancellation of all or part of the shares of Preferred Stock;

     (d) Effect an exchange or create a right of exchange of all or any part of the shares of Preferred Stock;

     (e) Change the designation, preferences, limitations, or relative rights of the shares of Preferred Stock;

     (f) Change the shares of Preferred Stock, whether with or without par value, into the same or different number of shares, either with or without par value, or the Preferred Stock or another class;

     (g) Create a new class of shares having rights and preferences prior and superior to the shares of Preferred Stock or increase the rights and preferences or the number of authorized shares of any class having rights or preferences prior or superior to the shares of Preferred Stock;

     (h) In the case of a preferred or special class of shares, divide the shares of such class into series and fix and determine and designate such series and the variations in the relative rights and preferences between the shares of such series or authorize the Board of Directors to do so; or

     (i) Cancel or otherwise effect dividends on the shares of Preferred Stock which have accrued, but have not been declared.

                                  ARTICLE XIII

ADOPTION AND AMENDMENT OF BYLAWS

         The initial By-Laws of the Corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but the holder of the Common Stock may also alter, amend or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE XIV

REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the Corporation is 6425 Meadow Country Dr., Reno, Nevada 89509 and the name of the registered agent at such address is Lewis M. Eslick. Either the registered office or the registered agent may be changed in the manner provided by law.


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                                   ARTICLE XV

         The name and post office address of the incorporator is:

                  NAME                          ADDRESS
                  Lewis M. Eslick               6425 meadow Country Dr.
                                                Reno, Nevada  89509

         IN WITNESS WHEREOF, the above-named Incorporator has signed these Articles of Incorporation on December 8, 1992.

  /s/ Lewis M. Eslick
-----------------------------
Lewis M. Eslick




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